ALFACELL
                                  CORPORATION
                                  -----------


ALFACELL APPOINTS LAWRENCE A. KENYON AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY

BLOOMFIELD, N.J., Jan. 17, 2007 - Alfacell Corporation (Nasdaq: ACEL), a biopharmaceutical company focused on the discovery, development and commercialization of novel ribonuclease therapeutics for cancer, today announced it has appointed Lawrence A. Kenyon as executive vice president, chief financial officer and corporate secretary, effective immediately.

Kenyon, 41, will report directly to Kuslima Shogen, the company's chairman and chief executive officer, and will be responsible for all financial aspects of Alfacell. He fills the vacancy created by the retirement of the company's previous chief financial officer, Robert D. Love.

"We're pleased to add Larry, who has an extensive background in biotechnology and finance, to the team as we prepare for what is a potentially transformational year at Alfacell," said Shogen. "Larry brings strong financial, investor relations and leadership skills to Alfacell, and we expect him to contribute to many areas of the company's operations."

Kenyon, a certified public accountant, has joined Alfacell after serving as executive vice president, chief financial officer and corporate secretary with NeoPharm Inc., a publicly traded biopharmaceutical company, from September 2000 thru August 2006. From October 1999 until September 2000, he was senior vice president of the Gabelli Mathers Fund, a regulated investment company. Prior to this, Kenyon held a variety of positions with Mathers and Company Inc. an investment management firm, most recently serving as chief financial officer for both Mathers and Company Inc. and Mathers Fund Inc. Kenyon began his career with Arthur Andersen & Co. after receiving a bachelor's degree in accounting from the University of Wisconsin - Whitewater.

"I'm excited to join Alfacell at this critical point in the company's development," added Kenyon. "I look forward to contributing quickly as we advance the development of ONCONASE(R) and other RNase-based therapeutics."

ABOUT ONCONASE(R)

ONCONASE is a first-in-class therapeutic from Alfacell's proprietary ribonuclease (RNase) technology platform. ONCONASE has been shown in vitro and in vivo to target tumor cells while sparing normal cells. ONCONASE is internalized by endocytosis and released into the cytosol of the cancerous cell, where it selectively degrades tRNA beyond repair. In doing so, ONCONASE inhibits protein synthesis, stops cell cycle proliferation and induces apoptosis (programmed cell death). In addition to the ongoing confirmatory Phase IIIb registration study in malignant mesothelioma, the company is conducting an ONCONASE Phase I/II trial in Non-Small Cell Lung Cancer (NSCLC) and solid tumors.

ABOUT ALFACELL CORPORATION

Alfacell Corporation is a biopharmaceutical company using proprietary ribonuclease (RNase) technology in the discovery, development and commercialization of novel therapeutics for cancer and other life-threatening diseases. For more information, please visit www.alfacell.com.

SAFE HARBOR

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Media:
David Schull
Noonan Russo
212-845-4271
david.schull@eurorscg.com

Investors:

Andreas Marathovouniotis
Noonan Russo
212-845-4253
andreas.marathis@eurorscg.com